EXHIBIT 4.82

EXECUTION VERSION

Dated 26 January 2026

海津九号(天津)租赁有限公司

(HAIJIN NO. 9 (TIANJIN) LEASING CO., LIMITED) as Owner and

MEGANISI SHIPPING CORPORATION as Charterer and

NAVIOS MARITIME PARTNERS L.P.

as Charter Guarantor and

MUSES SHIPPING CORPORATION

as Shareholder

MAKRI SHIPPING CORPORATION as Collateral Charterer and

NAVIOS CONTAINERS MANAGEMENT INC.

NAVIOS SHIPMANAGEMENT INC. as Approved Managers

AMENDMENT DEED

relating to one (1) bareboat charter dated 28 November 2023 in respect of

m.v. "DP World Jebel Ali"

Index

Clause Page

1
Definitions and Interpretation ................................................................................................... 2
2
Conditions precedent ................................................................................................................ 4

3
Amendments and Confirmations .............................................................................................. 5
4
Fees and Expenses ................................................................................................................... 13
5
Miscellaneous .......................................................................................................................... 13
6
Counterparts ........................................................................................................................... 13
7
Governing Law and Arbitration ............................................................................................... 13

Schedules

Schedule 1 Conditions Precedent ......................................................................................................... 15

Schedule 2 Form of Effective Date Certificate ...................................................................................... 17

Execution

Execution Pages ................................................................................................................................... 18

THIS DEED is made on _______________________.

PARTIES

(1)
海津九号(天津)租赁有限公司 (HAIJIN NO. 9 (TIANJIN) LEASING CO., LIMITED), a company incorporated under the laws of the People's Republic of China (Unified Social Credit Code 91120118MACQMA819B) whose registered office is Room 202, Office Area of Inspection Warehouse, 6262 Aozhou Road, Dongjiang Bonded Port Zone, Tianjin Pilot Free Trade Zone (mandated by Tianjin Dongjiang Business Secretary Service Co., Ltd, Free Trade Zone Branch with no. 8825) (the "Owner");

(2)
MEGANISI SHIPPING CORPORATION, a corporation incorporated under the laws of the

Republic of the Marshall Islands with registration number 121664 whose registered address is

Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands MH96960 (the "Charterer");

(3)
NAVIOS MARITIME PARTNERS L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands whose registered address is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, the Republic of the Marshall Islands MH96960 (the "Charter Guarantor");
(4)
MUSES SHIPPING CORPORATION, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 111804 whose registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands MH96960 (the "Shareholder");
(5)
MAKRI SHIPPING CORPORATION, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 121663 whose registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands MH96960 (the "Collateral Charterer");
(6)
NAVIOS CONTAINERS MANAGEMENT INC., a company incorporated under the laws of Marshall Islands with its branch office at 85 Akti Miaouli Street, Piraeus, Greece, 185 38 ("Approved Manager A"); and
(7)
NAVIOS SHIPMANAGEMENT INC., a company incorporated under the laws of Marshall Islands with its branch office at 85 Akti Miaouli Street, Piraeus, Greece, 185 38 ("Approved Manager B", together with Approved Manager A, the "Approved Managers", each an "Approved Manager").

BACKGROUND

(A)
By a bareboat charter dated 28 November 2023 (together with all amendments and supplements to it, the "Bareboat Charter") and made between (i) the Charterer and (ii) the Owner, the Owner agreed to bareboat charter the Vessel to the Charterer pursuant to the terms and conditions contained therein.
(B)
By a bareboat charter dated 28 November 2023 (together with all amendments and supplements to it, the "Collateral Charter") and made between (i) the Collateral Charterer and

1 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

(ii) the Collateral Owner, the Collateral Owner agreed to bareboat charter the Collateral Vessel to the Collateral Charterer pursuant to the terms and conditions contained therein.
(C)
As security for inter alia the obligations of the Charterer under the Bareboat Charter, each of the Charterer, the Charter Guarantor, the Shareholder and the Approved Managers have entered into certain Security Documents (as defined in each Bareboat Charter) in favour of the Owner.
(D)
By a bareboat charter dated _____________________ (together with all amendments and supplements to it, "Other Charter A") and made between (i) Other Charterer A and (ii) Other Owner A, Other Owner A agreed to bareboat charter Other Vessel A to Other Charterer A pursuant to the terms and conditions contained therein.
(E)
By a bareboat charter dated _____________________ (together with all amendments and supplements to it, "Other Charter B" and together with Other Charter A, the "Other Charters") and made between (i) Other Charterer B and (ii) Other Owner B, Other Owner B agreed to bareboat charter Other Vessel B to Other Charterer B pursuant to the terms and conditions contained therein.
(F)
This Deed sets out the terms and conditions on which the Parties agree, with effect on and from the Effective Date, to add the Other Charterers as Obligor Parties under the Bareboat Charter and to give effect to other consequential amendment of the Bareboat Charter and other Transaction Documents in connection with, inter alia, the granting of each Charterers' Assignment (BBC Rebate Rights) and the Cross Guarantee and Security Trust Deed as security for inter alia the obligations of the Charterer under each Other Charter.

OPERATIVE PROVISIONS

1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Deed:

"Amended Charter" means the Bareboat Charter as amended by this Deed.

"Charterers' Assignment (BBC Rebate Rights)" means the charterers' assignment executed or to be executed by the Charterer in favour of the Owner (in its capacity as owners' security trustee on the terms of the Cross Guarantee and Security Trust Deed) in respect of the Charterer's rights and interests in and to, inter alia, the Bareboat Charter Rebate Rights (as defined therein) in the agreed form.

"Collateral Owner" means 海津八号(天津)租赁有限公司 (Haijin No. 8 (Tianjin) Leasing Co.,

Limited), a company incorporated under the laws of the People's Republic of China (Unified Social Credit Code 91120118MACTQCY06Q) whose registered office is Room 202, Office Area of Inspection Warehouse, 6262 Aozhou Road, Dongjiang Bonded Port Zone, Tianjin Pilot Free Trade Zone (mandated by Tianjin Dongjiang Business Secretary Service Co., Ltd, Free Trade Zone Branch with no. 8826).

2 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

"Collateral Vessel" means a 5,300 TEU container vessel named m.v. DP World Jeddah (IMO No. 9972787) registered in the name of the Collateral Owner under the laws and flag of the Republic of Liberia.

"Cross Guarantee and Security Trust Deed" means the cross guarantee and security trust deed signed or to be signed by, inter alia, the Charterer, the Collateral Charterer, the Other Charterers, the Owner, the Collateral Owner and the Other Owners.

"Effective Date" means the date specified in the Effective Date Certificate as the date on which the Owner is satisfied (at its sole discretion) that the conditions precedent in Clause 2 (Conditions Precedent) have been fulfilled, waived and/or deferred.

"Effective Date Certificate" means a certificate in the form set out under Schedule 2 (Form of Effective Date Certificate).

"New Documents" means this Deed, the Charterers' Assignment (BBC Rebate Rights) and the Cross Guarantee and Security Trust Deed and a "New Document" means each or any of them, as the context may require.

"Obligors" means the Charterer, the Charter Guarantor and the Shareholder, and an "Obligor" means each or any of them, as the context may require.

"Obligor Parties" means the Obligors, the Collateral Charterer and the Approved Managers, and an "Obligor Party" means each or any of them, as the context may require.

"Other Charterer A" means Othonoi Shipping Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 120994 whose registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands MH96960.

"Other Charterer B" means Ereikousa Shipping Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 120219 whose registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands MH96960.

"Other Charterers" means Other Charterer A and Other Charterer B, and a "Other Charterer" means each or any of them, as the context may require.

"Other Owner A" means Hai Kuo Shipping 1984B Limited, a private company limited by shares incorporated under the laws of Ireland with company number 662272 whose registered address is 2 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland.

"Other Owner B" means Hai Kuo Shipping 2259C Limited, a private company limited by shares incorporated under the laws of Ireland with company number 725354 whose registered address is 2 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland.

"Other Owners" means Other Owner A and Other Owner B, and an "Other Owner" means each or any of them, as the context may require.

3 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

"Other Vessel A" means a 115,000 DWT Product & Crude Oil Tanker having builders' hull no. CHB3011 (IMO No. 1059632), which upon delivery will be registered in the name of Other Owner A under the laws of the Republic of Liberia.

"Other Vessel B" means a 115,000 DWT Product & Crude Oil Tanker having builders' hull no. CHB3013 (IMO No. 1059656) which upon delivery will be registered in the name of Other Owner B under the laws of the Republic of Liberia.

"Other Vessels" means Other Vessel A and Other Vessel B, and an "Other Vessel" means each or any of them, as the context may require.

"Party" means:

(a)
in relation to Clause 7 (Governing Law and Arbitration), the Owner as one Party and the Charterer, the Charter Guarantor, the Shareholder, the Collateral Charterer and the Approved Managers collectively as the other Party; and
(b)
in relation to any other matters, a party to this Deed.

"Vessel" means a 5,300 TEU container vessel named m.v. DP World Jebel Ali (IMO No. 9972799) registered in in the name of the Owner under the laws and flag of the Republic of Liberia.

1.2
Defined expressions

Defined expressions in the Amended Charter shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.3
Application of construction and interpretation provisions of the Amended Charter

Clauses 40 (Interpretations) of the Amended Charter apply to this Deed as if it were expressly incorporated herein with any necessary modifications.

1.4
Designation as a Transaction Document

The Owner and the Charterer designate each New Document, for the purposes of the Bareboat Charter, as a Transaction Document.

1.5
Designation as a Security Document

The Owner and the Charterer designate the Cross Guarantee and Security Trust Deed as a Security Document.

1.6
Third party rights

Unless provided to the contrary herein, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.

2
CONDITIONS PRECEDENT
(a)
The Effective Date is conditional upon:

4 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

(i)
no Termination Event continuing or resulting from the Effective Date;
(ii)
the representations and warranties made by the Charterer set out in clause 54 (Charterers’ representations and warranties) of the Bareboat Charter being true on the date of this Deed and on the Effective Date; and
(iii)
the Owner having received (or deferred or waived receipt of) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Owner.
(b)
The conditions precedent specified in paragraph (a) above have been inserted for the benefit of the Owner and may be waived, deferred or extended in writing in full or in part and with or without conditions by the Owner, without prejudicing the Owner's rights to receive the fulfilment at such later date as the Owner may determine.
3
AMENDMENTS AND CONFIRMATIONS

3.1 Specific amendment to the Bareboat Charter

With effect on and from the Effective Date, the Bareboat Charter shall be, and shall be deemed by this Deed to be, amended as follows:

(a) the following definitions shall be added in clause 39 (Definitions):

"Amendment Deed" means the amendment deed entered or to be entered into between, inter alia, the Owners as owner and the Charterers as charterer.

"Charterers' Assignment (BBC Rebate Rights)" means the charterers' assignment executed or to be executed by the Charterers in favour of the Owners (in its capacity as owners' security trustee on the terms of the Cross Guarantee and Security Trust Deed) in respect of the Charterers' rights and interests in and to, inter alia, the Bareboat Charter Rebate Rights (as defined therein) in the agreed form.

"Collateral Charter Termination Sum" means the Default Termination Amount, the Early Termination Amount, the Purchase Option Price, and the Purchase Obligation Price (in each case, as defined under the Collateral Charter), as the case may be, due and payable under the Collateral Charter.

"Cross Guarantee and Security Trust Deed" means the cross guarantee and security trust deed signed or to be signed by, inter alia, the Charterers and the Owners (each as defined in the Cross Guarantee and Security Trust Deed).

"Emission Allowances" means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme.

"Emission Scheme" means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include EU ETS, and Fuel EU Maritime and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading, pooling, banking, borrowing or surrendering of Emission Allowances.

5 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

"Emission Scheme Authority" means in relation to an Emission Scheme, the relevant authority administering or otherwise implementing such Emission Scheme.

"Emission Scheme Participant" means in relation to an Emission Scheme, any person which is responsible for complying with the requirements of such Emission Scheme.

"ETS Letter" shall have the meaning as defined under Clause 55.45.2(b).

"EU ETS" means the European Union Emissions Trading System specifically applicable to shipping pursuant to the European Directive 2023/959 amending European Directive 2003/87/EC and Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company.

"Fuel EU Maritime" means Fuel EU Maritime Regulation 2023/1805 dated 13 September 2023 on the use of renewable and low-carbon fuels in maritime transport, and amending Directive 2009/16/EC.

"Other Charter" means any "Charter" as defined in the Cross Guarantee and Security Trust Deed other than this Charter and the Collateral Charter.

"Other Charter Termination Sum" means the Default Termination Amount, the Early Termination Amount, the Purchase Option Price, and the Purchase Obligation Price (in each case, as defined under the relevant Other Charter), as the case may be, due and payable under an Other Charter.

"Other Charterer" means any "Charterer" as defined in the Cross Guarantee and Security Trust Deed other than the Charterers and the Collateral Charterer.

"Other Owner" means any "Owner" as defined in the Cross Guarantee and Security Trust Deed other than the Owners and the Collateral Owner.

"Other Transaction Documents" means, collectively, the "Transaction Documents" as defined under each of the Other Charters and "Other Transaction Document" means any one of them.

"Other Vessel" means any "Vessel" as defined in the Cross Guarantee and Security Trust Deed other than the Vessel and the Collateral Vessel.

(b) the definitions of "Collateral Charter", "Collateral Charterers", "Collateral Owners", "Collateral Vessels", "Obligor Parties", "Obligors", "Security Documents" and "Transaction Documents" in clause 39 (Definitions) shall be deleted in their entirety, and be replaced with the following:

"Collateral Charter" means the bareboat charter agreement for the Collateral Vessel entered or to be entered into between the Collateral Owner as owners and the Collateral Charterer as charterers.

"Collateral Charterer" means Makri Shipping Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 121663 whose

6 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands MH96960.

"Collateral Owner" means 海津八号(天津)租赁有限公司 (Haijin No. 8 (Tianjin) Leasing Co.,

Limited), a company incorporated under the laws of the People's Republic of China (Unified Social Credit Code 91120118MACTQCY06Q) whose registered office is Room 202, Office Area of Inspection Warehouse, 6262 Aozhou Road, Dongjiang Bonded Port Zone, Tianjin Pilot Free Trade Zone (mandated by Tianjin Dongjiang Business Secretary Service Co., Ltd, Free Trade Zone Branch with no. 8826).

"Collateral Vessel" means a 5,300 TEU container vessel named m.v. DP World Jeddah (IMO No. 9972787) registered in in the name of the Collateral Owner under the laws and flag of the Republic of Liberia.

"Obligor Parties" means the Obligors, any Approved Manager, the Collateral Charterer and the Other Charterers.

"Obligors" means, together:

(a)
the Shareholder;
(b)
the Charterers;
(c)
the Charter Guarantor; and
(d)
any person that may be party to a Transaction Document from time to time (other than (i) the Owners, (ii) the Collateral Owner, (iii) the Other Owners, (iv) the Collateral Charterer, (v) the Other Charterers, (vi) any Approved Manager and (vii) the Account Bank), and "Obligor" means any one of them.

"Security Documents" means the following:

(a)
the Account Pledge;
(b)
the Share Pledge;
(c)
the Charter Guarantee;
(d)
the Charterers' Assignment;
(e)
any Manager's Undertaking;
(f)
the Cross Guarantee and Security Trust Deed; and
(g)
any other document that may at any time be executed by any person creating, evidencing or perfecting any Encumbrance to secure all or part of the Obligors' obligations under or in connection with the Transaction Documents, and "Security Document" means any one of them.

7 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

"Transaction Documents" means, together, this Charter, the MOA, the Security Documents, the Upfront Hire Letter, the Sub-Time Charter, the Amendment Deed and the other "Transaction Documents" (as defined under the Collateral Charter) and such other documents as maybe designated as such by the Owners and the Charterers from time to time and "Transaction Document" means any one of them.

(c)
clause 40.1.4 shall be deleted in its entirety, and be replaced with the following:

"40.1.4 the "Owners", the "Collateral Owner", the "Charterers", the "Charter Guarantor", the "Collateral Charterer", the "Builder", the "Initial Sub-Charterers", any "Approved Manager", any "Obligor", either "Other Charterer", either "Other Owner", any "Project Party", any "Sub-Charterers", any "Sub-Charter Guarantor" or any other person include any of their respective successors, permitted assignees and permitted transferees;"

(d)
clause 52.1.6 shall be deleted in its entirety, and be replaced with the following:

"52.1.6 sixthly, subject to Clause 52.2, the surplus (if any) shall be paid to the Charterers or to their order, but subject always to the terms of the Charterers' Assignment (BBC Rebate Rights) and the Cross Guarantee and Security Trust Deed and subject to no actual or contingent liabilities existing at the relevant time."

(e)
a new clause 55.45 (EU ETS) shall be added to clause 55 (Charterers' undertakings) as follows:

"55.45 EU ETS

55.45.1 The Charterers:

(a) shall or shall procure that any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including the Approved Managers or any Sub-Charterer of the Vessel) will:

(i)
surrender any Emission Allowances and ensure full compliance in respect of the Vessel under any applicable Emission Scheme; and
(ii)
promptly provide and submit such signed mandate letter in the form required by the relevant authority and provide evidence of such compliance and any other information and documents as required by the relevant authority in relation to any applicable Emission Scheme;

(b) shall fulfil all obligations which may be imposed on the Owners as registered owner of the Vessel by the MARPOL Carbon Intensity Regulations and any applicable Emission Scheme;

55.45.2 without prejudice to the foregoing Clause 55.45.1, in relation to EU ETS and Fuel EU Maritime:

8 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

(a)
if the Vessel sails into any European Union ports, they shall register the Vessel as part of a "Shipping Company" as required under EU ETS, if applicable, and shall comply in all respects with EU ETS and Fuel EU Maritime; they shall ensure a maritime operator holding account for the Vessel only will be set up, by them or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including the Approved Managers or any Sub-Charterer of the Vessel), and the maritime operator holding account for the Vessel is not pooled with any other vessel without the Owners' prior written consent;
(b)
if required by the Owners, provide a mandate letter in a format to be acceptable to the Owners and the relevant authority confirming that the Charterers have assumed responsibility for the operation of the Vessel and have agreed to indemnify the Owners of all liabilities under

EU ETS (the "ETS Letter");

(c)
shall submit the ETS Letter to the relevant administering authority upon registration of the Vessel pursuant to EU ETS and shall promptly provide the Owners (which shall be no later than fourteen (14) days of the Owners' demand) with evidence of such submission and registration;
(d)
if required by the Owners, the Charterers shall enter and shall procure the organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including the Approved Managers or any sub charterer of the Vessel) enters into an agreement, on such terms and conditions the Owners and the Charterers may reasonably require, setting out the specific obligations of the Charterers and such organisation or person in respect of the exchange, review and analysis of all relevant data and information relating to the EU ETS and Fuel EU Maritime, surrendering of the Emission Allowances and such other actions as may be required to ensure compliance with this Clause 55.45; and
(e)
notwithstanding any delegation or sub-delegation by the Charterers or direct mandate by the Owners to any organisation or person to take over all or any part of the duties and responsibilities imposed by the ISM Code (including but not limited to the Approved Managers or any sub charterer of the Vessel):
(i)
the Charterers shall always remain responsible towards the Owners under this Clause 55.45 and other relevant terms and conditions of this Charter; and
(ii)
without prejudice to the Owners' rights and benefits under Clause 67 (Further indemnities), the Charterers shall indemnify, protect, defend and hold harmless (notwithstanding any act or omission of any organisation or person whom the Charterers

9 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

have contractually agreed to take over all duties and responsibilities imposed by the ISM Code) the Owners from,

against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanctions, lien, suits, costs, expenses and disbursements, including reasonable and documented legal fees and expenses, of whatever kind and nature, imposed on, suffered or incurred by or asserted against the Owners, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any MARPOL Carbon Intensity Regulations, any Emission Scheme(s) applicable to the Vessel or the Owners, including but not limited to the EU ETS and Fuel EU Maritime;

55.45.3 they shall, and they shall procure that each of the Approved Managers and any Sub-Charterer shall:

(a) co-operate and exchange all relevant data and information with each other in a timely manner to:

(i)
facilitate compliance by the Charterers and any other Emission Scheme Participant with any applicable Emission Scheme; and
(ii)
enable the Charterers and any other Emission Scheme Participant to calculate the amount of Emission Allowances in respect of the Vessel which are required to be surrendered to the relevant Emission Scheme Authority for that Emission Scheme during the Charter Period; and

(b) promptly supply to the relevant Emission Scheme Authority relating to any applicable Emission Scheme with all relevant documents (including without limitation, any relevant mandating documents required in connection with surrendering the relevant Emission Allowances to the relevant Emission Scheme Authority relating to the relevant Emission Scheme) required to be provided to such Emission Scheme Authority relating to such Emission Scheme, and to do all such things necessary or advisable to ensure that the Owners, the Charterers, each Emission Scheme Participant and the Vessel will be in compliance with all Environmental Laws. As between the Owners and the Charterers, it is expressly agreed that the Charterers undertake the responsibility for compliance with Fuel EU Maritime."

(f)
clause 59.1.30 (Termination Event under Collateral Charter) shall be deleted in its entirety, and be replaced with the following:

"59.1.30 Termination Event under Collateral Charter or Other Charter A "Termination Event" (as such term is defined under the Collateral Charter or an Other Charter) occurs or any termination event (howsoever described) occurs under the Collateral Charter or

10 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

either Other Charter, save for the occurrence of any "Termination Event" under any of the Collateral Charter or either Other Charter prior to the Actual Delivery Date."

(g)
clause 59.6 (Transfer of title) shall be deleted in its entirety, and be replaced with the following:

"59.6 Transfer of title If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, and provided that there is no Collateral Charter Termination Sum or Other Charter Termination Sum due and remains unpaid, the obligation of the Charterers to pay Hire shall cease once the Charterers have made the payment pursuant to Clause 59.4 (Payment of Default Termination Amount) to the satisfaction of the Owners, whereupon the Owners shall transfer title to the Vessel to the Charterers (or its nominee) in accordance with and subject to Clauses 62.4 to 62.6."

(h)
clause 59.7 (Owners' rights reserved) shall be deleted in its entirety, and be replaced with the following:

"59.7 Owners' rights reserved Without prejudice to the forgoing or to any other rights of the Owners under the Charter, at any time after a Termination Notice is served under Clause 59.3 (Owners' options after occurrence of a Termination Event), the Owners may, acting in their sole discretion without prejudice to the Charterers' obligations under Clause 50 (Redelivery conditions), retake possession of the Vessel and, the

Charterers agree that the Owners, for such purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located as well as giving instructions to the Charterers' servants or agents for this purpose, provided that the Owners shall not be entitled to exercise their rights under this Clause if the Charterers have made the payment pursuant to Clause 59.4 (Payment of Default Termination Amount) to the satisfaction of the Owners and, provided that there is no Collateral Charter Termination Sum or Other Charter Termination Sum due and remains unpaid, the Owners have transferred title to the Vessel to the Charterers (or its nominee) in accordance with Clauses 62.4 to 62.6."

(i)
clause 62.4.2 (Transfer of title) shall be deleted in its entirety, and be replaced with the following:

"62.4.2 all sums due but unpaid to the Owners under the Transaction Documents (including any due but unpaid Collateral Charter Termination Sum) and/or to the Other Owners under the Other Transaction Documents (including any due but unpaid Other Charter Termination Sum) and subject to compliance with the other conditions set out in this Clause,"

(j)
clause 79 (Survival of obligations) shall be deleted in its entirety, and be replaced with the following:

"79 Survival of obligations

The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before

11 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

the termination in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder. Without prejudice to the foregoing, the Owners shall, to the extent the title has not already been transferred pursuant to Clauses 62.4 to 62.6, upon receipt of the Default Termination Amount, the Early Termination Amount, the Purchase Option Price or the Purchase Obligation Price (as the case may be) which has been paid in full in accordance with Clause 62 (Early Termination, purchase obligation and transfer of title), and provided that there is no Collateral Charter Termination Sum or Other Charter Termination Sum due and remains unpaid, arrange for title of the Vessel to be transferred to the Charterers in accordance with Clauses 62.4 to 62.6 (Transfer of title)."

3.2
Amendments to Transaction Documents

With effect on and from the Effective Date, each of the Transaction Documents (other than as specifically amended by this Deed), shall be, and shall be deemed by this Deed to be, amended such that the definition of, and references throughout each of the Transaction Documents shall be construed as if the same referred to the Bareboat Charter incorporating the Amended Charter as its additional clauses.

3.3
Obligor Parties Confirmations

On the Effective Date,

(a)
the Charter Guarantor agrees, acknowledges and confirms:
(i)
its acceptance of the amendments effected by this Deed and agrees that it is bound by such amendments to the extent concerned;
(ii)
that the Charter Guarantee continues to have full force and effect on the terms of the Bareboat Charter as amended by this Deed, and extends to the obligations of the Charterer under the Bareboat Charter as amended by this Deed; and
(iii)
that its guarantee and indemnity given in favour of the Owner under the Charter Guarantee continues to be in full force and effect notwithstanding the terms of this Deed; and
(b)
each of the Charterer, the Collateral Charterer, the Shareholder and the Approved Managers confirms:
(i)
its acceptance of the amendments effected by this Deed;
(ii)
that the definition of, and references throughout each of the Transaction Documents to, the Bareboat Charter and any of the other Transaction Documents shall be construed as if the same referred to the Bareboat Charter as amended by this Deed and those Transaction Documents as amended and supplemented by this Deed;

12 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

(iii)
any Security Assets created by it under the Transaction Documents extends to the obligations of the relevant Obligor Party under the Transaction Documents as amended or supplemented (as applicable) by this Deed;
(iv)
the obligations of the relevant Obligor Party under the Bareboat Charter as amended by this Deed are included in the Secured Obligations as the case may be;
(v)
the Security Assets created under the Transaction Documents (as defined in the Bareboat Charter as amended by this Deed) to which it is a party continues in full force and effect on the terms of the respective Transaction Documents; and
(vi)
to the extent that the confirmation creates a new Security Assets, such Security Assets shall be on the terms of the Security Documents in respect of which this confirmation is given.

3.4 Transaction Documents to remain in full force and effect

(a)
Each of the Parties agrees and confirms that, notwithstanding this Deed and the amendments contemplated hereby, the Transaction Documents including without limitation each Security Document, the indemnities and/or Security Assets created pursuant thereto (which each shall and are hereby expressly affirmed to extend to the obligations of each Obligor Party under the Transaction Documents as amended or supplemented by this Deed, as applicable) shall remain in full force and effect, enforceable in accordance with their terms (as amended or supplemented by this Deed, as applicable).
(b)
Except to the extent expressly waived by the amendments effected by this Deed, no waiver is given by this Deed and the Owner expressly reserve all its rights and remedies in respect of any breach of or other Termination Event under the Bareboat Charter as amended by this Deed.
4
FEES AND EXPENSES

The Charterer shall reimburse the Owner and the Other Owners on demand for all costs and expenses (including, but not limited to, legal costs, expenses and other disbursements) incurred by each of the Owner and the Other Owners in connection with or arising out of the negotiation, preparation, execution, operation or implementation of this Deed and any other documents required in connection herewith.

5
MISCELLANEOUS
(a)
This Deed contains the entire agreement between the Parties relating to the amendments set out in Clause 3 (Amendments and Confirmations), and the terms and conditions of this Deed shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of each Party.
(b)
No failure or delay on the part of any Party in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by any Party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided in this Deed are cumulative and are in addition to any remedies provided by law.

13 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

(c)
Time and strict and punctual performance shall be of the essence as regards the performance by each Party of all of its obligations under this Deed.
(d)
All documents, notices, communications, evidence, reports, opinions and other documents given or to be given under this Deed, unless made in the English language, shall be accompanied by an English translation and the English version of all such documents, notices, communications, evidence, reports, opinions and other documents shall, to the extent permitted by applicable law, prevail in the event of any conflict with the non-English version thereof.
(e)
Each Party shall, at the Charterer's expense, from time to time do and perform such other and further acts and execute and deliver any and all such further instruments, filings or applications as may be required by law or reasonably requested in writing by the other to establish, maintain and protect the rights and remedies of the other and to carry out and effect the intent and purposes of this Deed.
6
COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

7
GOVERNING LAW AND ARBITRATION

7.1 English law. This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

7.2 Arbitration. Any dispute arising out of or in connection with this deed (including a dispute relating to the existence, validity or termination of this deed or any non-contractual obligation arising out of or in connection with it) (a "Dispute") shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this clause 7 (Governing law and arbitration):

(a)
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association ("LMAA") Terms current at the time when the arbitration proceedings are commenced.
(b)
The seat, or legal place, of arbitration shall be London, England.
(c)
The language of the arbitration shall be English.
(d)
The reference shall be to three (3) arbitrators. A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14)

14 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
(e)
Notwithstanding the above, the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
(f)
In cases whether neither the claim nor any counterclaim exceeds the sum of $100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

THIS DEED has been executed on the date stated at the beginning of this Deed. THIS DEED has been executed and entered into by the Parties as a deed and is intended to be and is delivered by the Parties as a deed.

15 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC m.v. DP World Jebel Ali

EXECUTION PAGES

OWNER

SIGNED and DELIVERED ) /s/ Liao Lei

as a DEED ) by 海津九号(天津)租赁有限公司 )

(HAIJIN NO. 9 (TIANJIN) LEASING CO., LIMITED) ) acting by )

in the presence of: ) (company chop affixed)

18 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC

m.v. DP World Jebel Ali

CHARTERER

/s/ Panagiotis Boumpouras

SIGNED and DELIVERED ) as a DEED ) by MEGANISI SHIPPING CORPORATION ) acting by ) ) its duly authorised attorney-in-fact ) ) in the presence of: )

Witness signature:……………………………………… Name:

Address:

CHARTER GUARANTOR

SIGNED and DELIVERED ) as a DEED ) by NAVIOS MARITIME PARTNERS L.P. ) acting by )

)

its duly authorised attorney-in-fact )

)

in the presence of: )

Witness signature:……………………………………… Name:

Address:

/s/ Georgios Kalpakidis /s/ Panagiotis Boumpouras /s/ Georgios Kalpakidis

SHAREHOLDER

/s/ Panagiotis Boumpouras

19 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC

m.v. DP World Jebel Ali

SIGNED and DELIVERED ) as a DEED ) by MUSES SHIPPING CORPORATION ) acting by )

)

its duly authorised attorney-in-fact )

)

in the presence of: )

/s/ Georgios Kalpakidis

Witness signature:……………………………………… Name:

Address:

COLLATERAL CHARTERER

/s/ Panagiotis Boumpouras

SIGNED and DELIVERED ) as a DEED ) by MAKRI SHIPPING CORPORATION ) acting by )

)

its duly authorised attorney-in-fact )

)

in the presence of: )

Witness signature:……………………………………… /s/ Georgios Kalpakidis

Name:

Address:

APPROVED MANAGERS

SIGNED and DELIVERED ) /s/ Erifyli Tsironi

as a DEED ) by NAVIOS CONTAINERS MANAGEMENT INC. ) acting by )

)

its duly authorised )

)

20 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC

m.v. DP World Jebel Ali

in the presence of: )

Witness signature:……………………………………… /s/ Eleni Georgiou Name:

Address:

SIGNED and DELIVERED ) /s/ Sofia Tavla

as a DEED ) by NAVIOS SHIPMANAGEMENT INC. ) acting by )

)

its duly authorised )

)

in the presence of: )

Witness signature:……………………………………… /s/ Eleni Georgiou Name:

Address:

21 SINGAPORE/92268275v1

ICBCL Navios

Amendment Deed to Existing BBC

m.v. DP World Jebel Ali